UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2013
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 TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)
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Michigan	0-452	38-1093240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 11, 2013, our Board of Directors appointed Stephanie Hickman Boyse to fill a vacancy on the Board, effective immediately. Ms. Boyse will serve until the 2013 annual meeting of shareholders and until her successor is duly elected and qualified, or until her resignation or removal.

Ms. Boyse, 44, has served as President and Chief Executive Officer of Brazeway, Inc. since 2007. Brazeway is the world's largest manufacturer of frost-free evaporators for household refrigeration, and is a leading manufacturer of extruded aluminum tubing and heat transfer components for the HVAC, appliance and automotive industries. Ms. Boyse has over 21 years of industry experience, starting with Brazeway in December 1991. Her career began in sales and marketing followed by positions in operations, human resources, and licensing and acquisitions. Before being named President of Brazeway in 2000, she spent two years in Mexico starting up Brazeway's first Mexican manufacturing operation in Monterrey. Ms. Boyse received a B.A. degree in Advertising from Michigan State University. She has been a member of United Bank & Trust's board and a member of the board of its parent, United Bancorp, Inc., since 2008.

Ms. Boyse was also appointed as Chairman of the Governance and Nominating Committee and appointed to the Compensation Committee. Ms. Boyse is replacing Terence C. Seikel as a member of the Governance and Nominating Committee and replacing Zachary E. Savas as Chairman of the Governance and Nominating Committee and as a member of the Compensation Committee.

There are no arrangements or understandings between Ms. Boyse and any other persons pursuant to which Ms. Boyse was selected as a director. Ms. Boyse does not have a direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000, nor has Ms. Boyse had a direct or indirect material interest in any such transactions since the beginning of 2012.

In connection with her election as a non-employee director, Ms. Boyse was automatically awarded 1,534.3515 deferred stock units under our Outside Directors Deferred Stock Unit Plan, and a prorated cash retainer fee of $11,868.13 for 2013 through the day before the 2013 Annual Meeting of Shareholders (currently scheduled for April 24, 2013). As a non-employee director, Ms. Boyse will receive additional prorated cash retainer fees of $3,461.54 for her service as Chairman of the Governance and Nominating Committee and as a member of the Compensation Committee, payable in advance in monthly installments. We also reimburse all directors for reasonable travel expenses.

Item 7.01	Regulation FD Disclosure.
On February 11, 2013, we issued a press release announcing the appointment of a new director to our Board disclosed in Item 5.02. We are furnishing a copy as Exhibit 99.1 to this report and incorporate it by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release dated February 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: February 11, 2013	By	/s/ JAMES J. CONNOR
James J. Connor
Chief Executive Officer, President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 11, 2013